UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2011

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Senior Vice President and Chief Financial Officer

On April 11, 2011, David J. Prystash announced his resignation as Senior Vice President, Chief Financial Officer and Assistant Secretary from each of the registrants effective as of May 11, 2011.

Election of Senior Vice President and Chief Financial Officer

On April 15, 2011, the registrants publicly announced the election of Curtis H. Short (age 49) to serve as senior vice president and chief financial officer of NewPage Corporation, NewPage Holding Corporation and NewPage Group Inc. on an interim basis effective May 11, 2011. Mr. Short previously served as vice president, finance and chief accounting officer of the registrants from August 2010 to April 15, 2011; as controller and chief accounting officer of the registrants from April 2009 to August 2010; as chief financial officer of Raytech Corporation from April 2007 to April 2009; and, as director, NA Material Cost, Ford Motor Company from 2005 to 2007.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1        News Release dated April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: April 15, 2011	By:	/s/ George F. Martin
George F. Martin
President and Chief Executive Officer

NewPage Corporation

Date: April 15, 2011	By:	/s/ George F. Martin
George F. Martin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News Release